SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 25, 2005

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

2005 Bonus Plan

On February 25, 2005 the Compensation Committee (the "Committee") of Internet Capital Group, Inc. (the "Company") established the Internet Capital Group 2005 Bonus Plan (the "Plan"), a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The Plan sets forth specific business goals against which the Company's executive officers and other employees will be measured for purposes of awarding bonuses in respect of the Company's fiscal year ending December 31, 2005. Awards under the Plan can range between 0% and 200% of an individual's target amount. A specimen award letter is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

The Company's 2005 goals include quantitative and qualitative goals. Eighty percent of bonus is tied to accomplishment of quantitative goals. Achievement of specified levels of revenue for certain of the Company's partner companies (individually weighted based on each partner company's estimated value to the Company) accounts for a total of 35% of the potential bonus award. Achievement of specified levels of net income for certain of the Company's partner companies (individually weighted based on each partner company's estimated value to the Company) accounts for a total of 25% of the potential bonus award. Realization of a specified percentage increase in the Company's net asset value accounts for a total of 20% of the potential bonus award.

Twenty percent of the bonus is tied to execution against the following qualitative goals: (1) execution of the Company's acquisition strategy, (2) effectiveness and discipline in monetizing assets, (3) expansion of the Company's capital base, (4) performance and effectiveness of partner company executives, (5) reaction to unforeseen market/business conditions and (6) adherence to budget.

Following the end of the Company's fiscal year, the Committee will evaluate the Company's 2005 performance and determine the extent to which the Company's 2005 goals were achieved. Based upon this assessment, the Committee will award bonuses in accordance with the terms of the Plan. Awards under the Plan are based on a percentage of a participant's annual salary. Walter W. Buckley, III, the Company's Chief Executive Officer and President, is eligible to receive a target bonus equal to 150% of his annual base salary, which is set at $400,000 for 2005, and Anthony P. Dolanski, the Company's Chief Financial Officer, is eligible to receive a target bonus equal to 100% of his annual base salary, which is set at $350,000 for 2005.

Non-Management Director Compensation Plan.

On February 25, 2005 the Board of Directors of the Company, upon the recommendation of the Company's Compensation Committee, established the Internet Capital Group Non-Management Director Compensation Plan (the "Director Compensation Plan"), a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by this reference. Pursuant to the Director Compensation Plan, upon joining the Company's Board, a new non-management director will receive options to purchase 15,000 shares of the Company's common stock. Additionally, under the Director Compensation Plan, effective January 1, 2005, each of the Company's non-management directors will receive the following compensation in respect of his or her service as a director: (a) an annual retainer of $30,000 and 2,500 deferred stock units, (b) an additional annual retainer of $10,000 and 750 deferred stock units for each standing committee chaired by such non-management director, (c) an additional annual retainer of 250 deferred stock units for each standing committee of which such non-management director is a member but is not chairman, and (d) a meeting fee of $1,000 for each Board and committee meeting attended in person or telephonically. In addition, the Board of Directors of the Company approved a one-time award to non-management directors of 7,500 deferred stock units.

The equity grants described above will be granted to the Company's non-management directors in respect of their service in 2005 at such time as the Company has sufficient shares available for grant under an equity compensation plan approved by stockholders.

Deferred Stock Unit Program

Each non-management director is eligible to participate in the Deferred Stock Unit Program administered by the Compensation Committee. Pursuant to this program a non-management director may receive, in exchange for deferring receipt of all or a portion of his or her cash fees, a stock award, the receipt of which is deferred until the non-management director terminates service. The stock award will provide each non-management director with the deferred right to receive a number of shares of common stock of the Company that is equal to his or her deferred fees divided by 75% of the fair market value of a share of the Company's common stock as of the date on which his or her fees otherwise would have been paid. A copy of the Deferred Stock Unit Program is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Stock Ownership Guidelines

On February 25, 2005 the Board of Directors of the Company, upon the recommendation of the Company's Compensation Committee, established an equity ownership guideline for the Company's non-management directors. Pursuant to this guideline, within four years, non-management directors are expected to acquire equity in the Company valued at four times the amount of the general annual cash retainer.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing

On March 1, 2005 the Company notified NASDAQ of its election to transfer the listing of its common stock from the NASDAQ SmallCap Market to the NASDAQ National Market. The Company elected to transfer its listing because it believes that listing on the NASDAQ National Market may provide increased visibility and liquidity. The Company's common stock will begin trading on the NASDAQ National Market effective March 3, 2005.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:
10.1	Internet Capital Group 2005 Bonus Plan
10.2	Internet Capital Group 2005 Bonus Plan Specimen Award Letter
10.3	Internet Capital Group, Inc. Non-Management Director Compensation Plan
10.4	Deferred Stock Unit Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: March 3, 2005	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Internet Capital Group 2005 Bonus Plan
10.2	Internet Capital Group 2005 Bonus Plan Specimen Award Letter
10.3	Internet Capital Group, Inc. Non-Management Director Compensation Plan
10.4	Deferred Stock Unit Program